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                                                                    EXHIBIT 2.04





                        FORM OF COMPANY AFFILIATE LETTER


Intersil Corporation
7585 Irvine Center Drive, Suite 100,
Irvine, CA 92618
Attention:

Ladies and Gentlemen:

        The undersigned has been advised that as of the date of this letter the undersigned may be deemed to be an "affiliate" of Elantec Semiconductor, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of March ___, 2002 (the "Merger Agreement") (capitalized terms used but not defined herein having the respective meanings given to them in the Merger Agreement), among Intersil Corporation, a Delaware corporation ("Parent"), Echo Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and the Company, the Company will be merged with and into Merger Sub (the "Merger").

        As a result of the Merger, the undersigned may receive shares of Parent Class A Common Stock, par value $.01 per share, of Parent (the "Parent Securities") in exchange for shares owned by the undersigned of common stock, par value $.01 per share, of the Company (or upon the exercise of options or warrants for such shares, or upon a distribution, if any, from the Company 423 Plan or the Company's 401(k) plan).

        The undersigned hereby represents, warrants and covenants to Parent that in the event the undersigned receives any Parent Securities as a result of the
Merger:

               A. The undersigned shall not make any sale, transfer or other disposition of the Parent Securities in violation of the Act or the Rules and Regulations of the Commission (including Rule 145 of the Act).

               B. The undersigned has carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon his, her or its ability to sell, transfer or otherwise dispose of the Parent Securities, to the extent the undersigned felt necessary, with his, her or its counsel or counsel for Parent.

               C. The undersigned has been advised that the issuance of Parent Securities to him, her or it pursuant to the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger was submitted for a vote of the


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        stockholders of the Company, (i) the undersigned may be deemed to have been an affiliate of the Company and (ii) the distribution by the undersigned of the Parent Securities has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of the Parent Securities issued to undersigned in the Merger unless (x) such sale, transfer or other disposition has been registered under the Act,
        (y) such sale, transfer or other disposition is made in conformity with Rule 145 (as such rule may be hereafter from time to time amended) promulgated by the Commission under the Act, or (z) in the opinion of counsel reasonably acceptable to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

               D. The undersigned understands that Parent is under no obligation to Stockholder to register the sale, transfer or other disposition of the Parent Securities by the undersigned or on his, her or its behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

               E. The undersigned also understands that stop transfer instructions will be given to Parent's transfer agents with respect to the Parent Securities and that there will be placed on the certificates for the Parent Securities issued to the undersigned, or any substitutions therefor, a legend stating in substance:

                      "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES, AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER THAT ACT OR AN EXEMPTION FROM SUCH REGISTRATION."

               F. The undersigned also understands that unless the transfer by the undersigned of his, her or its Parent Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to the undersigned's transferee:

                      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN



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                      EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE
                      SECURITIES ACT OF 1933."

        It is understood and agreed that the legends set forth in paragraphs F and G above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) evidence or representations satisfactory to Parent that the Parent Securities represented by such certificates are being or have been sold in a transaction made in conformity with the provisions of Rule 145(d) (as such rule may be hereafter from time to time amended) or (ii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

        Execution of this letter is not and should not be considered an admission on the part of the undersigned that he, she or it is an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights the undersigned may have to object to any claim that he, she or it is such an affiliate on or after the date of this letter.

                                        Very truly yours,


                                        ------------------------------------
                                        Name:

                                        Date:


Accepted this ____ day of  _______, 2002 by


INTERSIL CORPORATION


By____________________________
  Name:_______________________
  Title:______________________



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